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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                         SECURITY EXCHANGE ACT OF 1934




Date of report      April 12, 2002
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                           NPS PHARMACEUTICALS, INC.
                           -------------------------
            (Exact Name of Registrant as Specified in Its Charter)



                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)



              0-23272                                 87-0439579
              -------                                 ----------
      (Commission File Number)            (I.R.S. Employer Identification No.)



420 Chipeta Way, Salt Lake City, Utah               84108-1256
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(Address of Principal Executive Offices)            (Zip Code)



                                (801) 583-4939
                                --------------
             (Registrant's Telephone Number, Including Area Code)



                                      N/A
                                      ---
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS

          NPS Pharmaceuticals, Inc. has adopted a policy and implemented procedures allowing directors and officers of the Company to effect sales of the Company's securities under SEC Rule 10b5-1. Under this rule, directors and officers may adopt a prearranged contract, instructions, or written plan arranging for the sale of Company securities on specified conditions and times.

          To this effect, Dr. Hunter Jackson, Chief Executive Officer, President, and Chairman of the Board has adopted a plan to sell up to 100,000 shares of NPS common stock over time. These shares represent less than 15% of the shares and options to purchase shares of NPS common stock held by Dr. Jackson. In addition, the following officers or directors have adopted plans to sell shares of NPS common stock: N. Patricia Freston, Thomas B. Marriott, Robert
K. Merrell, Alan L. Mueller, and Thomas N. Parks. We expect the adoption of additional plans in the future. These persons and other officers and directors may engage in other transactions in Company securities outside the use of Rule 10b5-1 plans.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NPS PHARMACEUTICALS, INC.



Date:  April 12, 2002         /s/ James U. Jensen
                              ----------------------------------
                              James U. Jensen, Vice President